EXHIBIT 99.1

                                 [COMPANY LOGO]

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE

MEDIA CONTACTS:

D. Ashley Lee                                                Katie Brazel
Executive Vice President, Chief Financial Officer and        Fleishman Hillard
Chief Operating Officer                                      Phone: 404-739-0150
Phone: 770-419-3355

         CRYOLIFE RETAINS PIPER JAFFRAY & CO. TO ASSIST IN THE REVIEW OF
                              POTENTIAL STRATEGIES

ATLANTA, January 18, 2006 -- CryoLife, Inc. (NYSE: CRY), a biomaterials and biosurgical device company, today announced that it has engaged Piper Jaffray & Co. to assist the Company's management and Board of Directors in identifying and evaluating potential strategies to enhance shareholder value. Piper Jaffray & Co. has had an investment banking relationship with CryoLife, most recently leading the Company's offering of 6% convertible preferred stock in 2005.

Steven G. Anderson, CryoLife's President and Chief Executive Officer, stated, "The management and Board of Directors continuously evaluates our business and operations to identify and develop opportunities for maximizing value for all shareholders. We look forward to working with Piper Jaffray in this regard."

No assurance can be given that this review will lead to any specific action or transaction.

Founded in 1984, CryoLife, Inc. is a leader in the processing and distribution of implantable living human tissues for use in cardiovascular and vascular surgeries throughout the United States and Canada. The Company's BioGlue(R) Surgical Adhesive is FDA approved as an adjunct to sutures and staples for use in adult patients in open surgical repair of large vessels and is CE marked in the European Community and approved in Canada for use in soft tissue repair and approved in Australia for use in vascular and pulmonary sealing and repair. The Company also manufactures the SG Model #100 vascular graft, which is CE marked for distribution within the European Community.

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     Statements  made in this press  release  that look  forward in time or that
express  management's   beliefs,   expectations  or  hopes  are  forward-looking
statements within the meaning of the Private Securities Litigation Reform Act of 1995. These future events may not occur as and when expected, if at all, and, together with the Company's business, are subject to various risks and uncertainties. These risks and uncertainties include that the work to be done by the Company's management and board of directors with the assistance of Piper Jaffray & Co. will not enhance or maximize value, that the Company's aggregate revenues and expenses may not meet its expectations, the possibility that as a result of its inspections of the Company's facilities or other events the FDA could impose additional restrictions on the Company's operations, require a recall, prevent the Company from processing and distributing tissues or manufacturing and distributing other products, or take other actions which the Company may not be able to address in a timely or cost-effective manner if at all, that the Company may not have sufficient borrowing or other capital availability to fund its business, that pending or threatened litigation cannot be settled on terms acceptable to the Company, that the Company may not have sufficient resources to pay punitive damages or other uninsured liabilities arising from litigation, the possibility of severe decreases in the Company's revenues and working capital, that to the extent the Company does not have sufficient resources, it may be forced to cease operations or seek protection under applicable bankruptcy laws, changes in laws and regulations applicable to CryoLife and other risk factors detailed CryoLife's Securities and Exchange Commission filings, including CryoLife's Form 10-K filing for the year ended December 31, 2004, its registration statement on Form S-3 (Reg. No. 333-121406), CryoLife's most recent Form 10-Q, and its other SEC filings. The Company does not undertake to update its forward-looking statements.

   For additional information about the company, visit CryoLife's web site: http://www.cryolife.com

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